Exhibit 99.1

Virtusa Announces Record Fourth Quarter and Full Year Fiscal 2013 Consolidated Financial Results

•                  Fourth quarter fiscal 2013 revenue of $89.9 million increased 4% sequentially and 21% year-over-year. Fourth quarter fiscal 2013 diluted EPS increased to $0.35, compared to diluted EPS of $0.23 for the year ago period.

•                  Full year fiscal 2013 revenue of $333.2 million increased 20% year-over-year.

•                  Income from operations for the full year fiscal 2013 increased 37% to $32.9 million.

•                  Full year fiscal 2013 diluted EPS increased 40% to $1.11, compared to diluted EPS of $0.79 for the full year fiscal 2012.

Westborough, MA — (May 8, 2013) Virtusa Corporation (NASDAQ: VRTU), a global business consulting and IT outsourcing company that combines innovation, technology leadership and industry solutions to transform the customer experience, today reported consolidated financial results for the fourth quarter and fiscal year 2013, ended March 31, 2013.

Fourth Quarter Fiscal 2013 Consolidated Financial Results

Revenue for the fourth quarter of fiscal 2013 was $89.9 million, an increase of 4% sequentially and 21% year-over-year in reported currency.  On a constant currency basis,(1) fourth quarter revenue increased 5% sequentially and 22% year-over-year.

Virtusa reported income from operations of $9.4 million for the fourth quarter of fiscal 2013, an increase compared to $9.1 million for the third quarter of fiscal 2013, and an increase compared to $7.1 million for the fourth quarter of fiscal 2012.

Net income for the fourth quarter of fiscal 2013 was $9.1 million, or $0.35 per diluted share, an increase compared to $7.4 million, or $0.29 per diluted share, for the third quarter of fiscal 2013, and an increase compared to $5.8 million, or $0.23 per diluted share, for the fourth quarter of fiscal 2012.

Fiscal Year 2013 Consolidated Financial Results

For the fiscal year ended March 31, 2013, revenue increased 20% in both reported and constant currency, to a record $333.2 million, compared to $277.8 million for the fiscal year ended March 31, 2012.

Virtusa reported income from operations of $32.9 million for fiscal year 2013, an increase of 37% compared to $23.9 million for fiscal year 2012.

Net income for fiscal year 2013 was $28.4 million, or $1.11 per diluted share, an increase compared to $20.0 million, or $0.79 per diluted share, for fiscal year 2012.

The Company ended fiscal year 2013 with $95.0 million of cash, cash equivalents, and short-term and long-term investments.(2)  Cash generated from operations was $22.0 million for fiscal year 2013.

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “The fourth quarter capped off a strong fiscal year 2013 for Virtusa. Our industry leading growth was driven by our ability to provide thought leadership at the intersection of business and technology in the industries we serve.  Our leadership position in Millennial Enablement, regulatory and compliance services, transformational solutions and IT rationalization has been at the core of winning larger engagements and expanding client relationships.”

Ranjan Kalia, Chief Financial Officer, said, “We are pleased with our results for the full fiscal year 2013 which delivered on our promise of above market revenue growth and significant operating margin expansion.”  Mr. Kalia added, “Our full fiscal year 2014 guidance calls for continued revenue momentum along with meaningful earnings per share growth.”

Financial Outlook

Virtusa management provided the following current financial guidance:

•                  First quarter fiscal year 2014 revenue is expected to be in the range of $89.5 to $91.5 million, with diluted EPS of $0.26 to $0.30.

•                  Fiscal year 2014 revenue is expected to be in the range of $376.0 to $392.0 million, with diluted EPS of $1.22 to $1.38.

The Company’s first quarter and fiscal year 2014 diluted EPS estimates assume an average share count of approximately 26.1 million and 26.2 million respectively, (assuming no further exercises of stock-based awards) and assume a stock price of $22.79, which was derived from the average closing price of the Company’s stock over the five trading days ended on May 7, 2013.  Deviations from this stock price may cause actual EPS to vary based on share dilution from Virtusa’s stock options and stock appreciation rights.

Conference Call and Webcast

Virtusa will host a conference call today, May 8, 2013 at 5:00 pm Eastern time to discuss the Company’s fourth quarter and full fiscal year 2013 financial results, current financial guidance, and other corporate developments.   To access this call, dial 800-946-0712 (domestic) or 719-325-2207 (international).  The passcode is 9902153. A replay of this conference call will be available through May 16, 2013 at 877-870-5176 (domestic) or 858-384-5517 (international).  The replay passcode is 9902153.  A live webcast of this conference call will be available on the “Investors”

page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa

Virtusa (NASDAQ: VRTU) is a global business consulting and IT outsourcing company that combines innovation, technology leadership and industry solutions to transform the customer experience. Virtusa helps its clients accelerate business outcomes by consolidating, rationalizing and modernizing customer-facing processes into one or more enterprise platforms.

Virtusa delivers cost-effective solutions through a global delivery model, applying advanced methods such as Platforming, Agile and Accelerated Solution Design to ensure that its solutions meet the clients’ requirements.  As a result, its clients simultaneously reduce their IT operations cost while increasing their ability to meet changing business needs.

Founded in 1996 and headquartered in Massachusetts, Virtusa has operations in North America, Europe and Asia.

© 2011 All rights reserved. Virtusa, Accelerating Business OutcomesSM and all other related logos/service names are either registered trademarks or trademarks of Virtusa Corporation in the US, UK, EU, India and/or Sri Lanka. All other company and service names are the property of their respective holders.

Footnotes and Non-GAAP Financial Information

(1) To determine year-over-year constant currency revenue for the Company’s fourth quarter of fiscal 2013, revenue from entities reporting in U.K. pound sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended March 31, 2012 of 1.58 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended March 31, 2013 of 1.54 U.S. dollars to U.K. pounds sterling. To determine sequential revenue change in constant currency for the Company’s fourth quarter of fiscal 2013, revenue from entities reporting in U.K. pounds sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended December 31, 2012 of 1.61 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended March 31, 2013 of 1.54 U.S. dollars to U.K. pounds sterling.

(2) The Company considers the measure of cash, cash equivalents, short-term and long-term investments to be a more meaningful indicator of the Company’s overall liquidity. All of the Company’s investments are classified as available-for-sale, including the Company’s long-term investments which consist of fixed income securities, including government agency bonds and municipal and corporate bonds, which meet the credit rating and diversification requirements of the Company’s investment policy as approved by the Company’s audit committee and board of directors.

This press release includes certain non-GAAP financial information as defined by Regulation G by the Securities and Exchange Commission. Virtusa presents constant currency revenue to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote (1) above for further detail). Virtusa also presents a reconciliation of its cash, cash equivalents, short term and long term investments which it believes provides insight into its cash position and overall liquidity (see footnote (2) above for further detail). While Virtusa’s management believes that these non-GAAP revenue measures and cash reconciliation presentations are useful in evaluating Virtusa’s revenue and cash position and overall liquidity, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, the growth of our business and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; restrictions on immigration or changes in immigration laws; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa’s ability to expand its business or effectively manage growth; Virtusa’s ability to sustain profitability or maintain profitable engagements; increasing competition in the IT services outsourcing industry; Virtusa’s ability to attract and retain clients and meet their expectations; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; Virtusa’s ability to assimilate and integrate the operations of acquired businesses; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; Virtusa’s ability to achieve expected synergies and operating efficiencies in the acquisitions within expected time-frames or at all; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas and Virtusa’a ability to comply with changing or complex laws and maintain effective internal controls to ensure ongoing compliance; the loss of any key member of Virtusa’s senior management team, political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar and the U.K. pound sterling; and the volatility of the market price of Virtusa’s common stock.

Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	March 31, 2013	March 31, 2012
Assets:
Cash and cash equivalents	$57,199	$58,105
Short-term investments	29,452	23,055
Accounts receivable, net	68,612	58,789
Unbilled accounts receivable	15,702	7,634
Prepaid expenses	7,562	7,759
Deferred income taxes	7,674	8,470
Restricted cash	350	2,828
Other current assets	8,333	5,831
Total current assets	194,884	172,471

Property and equipment, net	36,775	32,843
Long-term investments	8,319	4,269
Deferred income taxes	9,275	8,348
Goodwill	35,472	35,472
Intangible assets, net	15,692	18,248
Other long-term assets	3,502	3,143
Total assets	$303,919	$274,794

Liabilities:
Accounts payable	$9,231	$8,649
Accrued employee compensation and benefits	17,683	17,844
Accrued expenses and other current liabilities	17,811	22,011
Income taxes payable	4,509	4,954
Total current liabilities	49,234	53,458
Long-term liabilities	2,478	3,162
Total liabilities	51,712	56,620

Stockholders’ equity	252,207	218,174
Total liabilities and stockholders’ equity	$303,919	$274,794

Virtusa Corporation and Subsidiaries

Consolidated Statements of Income

(In thousands except share and per share amounts, unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2013	2012	2013	2012

Revenue	$89,949	$74,231	$333,175	$277,771
Costs of revenue	57,672	47,786	215,866	177,434
Gross profit	32,277	26,445	117,309	100,337
Total operating expenses	22,858	19,378	84,450	76,438

Income from operations	9,419	7,067	32,859	23,899

Other income (expense):
Interest income	743	716	2,977	2,478
Foreign currency transaction gains (losses)	176	291	(68)	227
Other, net	26	(85)	91	(158)
Total other income (expense)	945	922	3,000	2,547

Income before income tax expense	10,364	7,989	35,859	26,446
Income tax expense	1,272	2,191	7,461	6,411

Net income	$9,092	$5,798	$28,398	$20,035

Net income per share of common stock:
Basic	$0.36	$0.23	$1.14	$0.81
Diluted	$0.35	$0.23	$1.11	$0.79
Weighted average number of common shares outstanding
Basic	25,086,734	24,757,310	24,937,162	24,643,063
Diluted	25,936,859	25,483,096	25,638,839	25,383,650

Virtusa Corporation and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands, unaudited)

	Year Ended
	March 31,
	2013	2012
Cash flows provided by operating activities:
Net income	$28,398	$20,035
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,040	8,305
Share-based compensation expense	5,876	5,102
Provision for doubtful accounts	193	602
(Gain) loss on disposal of property and equipment	(100)	16
Deferred income taxes, net	(2,302)	(1,778)
Foreign currency loss (gain) , net	68	(227)
Excess tax benefits from stock option exercises	(759)	(1,422)
Net changes in operating assets and liabilities:
Accounts receivable and unbilled receivable	(19,462)	(17,883)
Prepaid expenses and other current assets	(3,501)	(3,196)
Other long-term assets	6,617	(2,805)
Accounts payable	805	1,579
Accrued employee compensation and benefits	(1,440)	4,088
Accrued expenses and other current liabilities	3,883	3,983
Income taxes payable	(5,130)	5,188
Other long-term liabilities	(232)	(670)
Net cash provided by operating activities	21,954	20,917
Cash flows used for investing activities:
Proceeds from sale of property and equipment	117	114
Purchase of short-term investments	(13,676)	(9,481)
Proceeds from sale or maturity of short-term investments	12,717	36,825
Purchase of long-term investments	(11,303)	(5,900)
Proceeds from sale or maturity of long-term investments	1,258	10,406
Business acquisition, net of cash acquired	(2,775)	(25,055)
Decrease (increase) in restricted cash	2,544	(2,645)
Purchase of property and equipment	(11,788)	(13,557)
Net cash used for investing activities	(22,906)	(9,293)
Cash flows provided by financing activities:
Proceeds from exercise of common stock options	2,169	1,962
Purchase of treasury stock	(1,408)	—
Payment of contigent consideration related to acquisitions	—	(1,620)
Principal payments on capital lease obligation	(1,026)	(932)
Excess tax benefits from stock option exercises	759	1,422
Net cash provided by financing activities	494	832
Effect of exchange rate changes on cash and cash equivalents	(448)	(4,569)
Net increase in cash and cash equivalents	(906)	7,887
Cash and cash equivalents, beginning of period	58,105	50,218
Cash and cash equivalents, end of period	$57,199	$58,105

Supplemental Non-GAAP Financial Information as of March 31, 2013 and 2012

Reconciliation to total cash and cash equivalents, short-term investments and long-term investments:

Cash and cash equivalents, end of period	$57,199	$58,105

Short-term investments	29,452	23,055
Long-term investments	8,319	4,269
Total short-term and long-term investments, end of period	37,771	27,324

Total cash and cash equivalents, short-term investments and long-term investments	$94,970	$85,429

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